PROMISSORY NOTE

$2,500,00.00                                                       July 15, 1994

         FOR VALUE RECEIVED, the undersigned, BLUE VALLEY BUILDING CORP., a Kansas corporation ("Borrower"), with an address at P.O. Box 26128, Overland Park, Kansas 66225, promises to pay to BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA, a Missouri corporation, with an address at c/o Charter American Mortgage Company, 2001 Shawnee Mission Parkway, Mission Hills, Kansas 66205 ("Lender") or to order, the principal sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), together with interest on the unpaid principal balance of this Note at the "Interest Rate" (as defined below) in the amounts and in the manner set forth herein.

         1.       Term.

         (a) The term of this Note (the "Loan Term") shall commence on the date hereof and shall end on August 1, 2009 (the "Maturity Date"). "Loan Year", as used herein, shall mean the twelve (12) month period beginning on the due date of the first "Monthly Payment" (as set forth in Section 3 below) and each consecutive twelve (12) month period thereafter during the Loan Term, and "Loan" shall mean the loan from Lender to Borrower evidenced by this Note.

         (b) Notwithstanding the provisions of paragraph 1(a) above, Lender shall have the right to accelerate the maturity of this Note and to declare the same due and payable on the last day of the tenth (10th) Loan Year (the "Accelerated Maturity Date"), by giving notice to Borrower not later than one hundred eighty (180) days prior to the Accelerated Maturity Date. The entire outstanding principal balance and all accrued and unpaid interest shall then be due and payable on the Accelerated Maturity Date, without prepayment charge.

         2.       Interest Rate.

         (a) This Note shall bear interest at a rate equal to seven and one-half percent (7.50%) per annum (the "Interest Rate"). All payments due under this Note shall be applied first against accrued interest and then against the outstanding principal amount due under this Note. The interest hereunder shall be calculated based on a three hundred sixty (360) day year consisting of twelve
(12) months of thirty (30) days each.

         (b) At Lender's option, the Interest Rate shall be adjusted as of the first (1st) day of the eleventh (11th) Loan Year (the "Adjustment Date") to a rate per annum (the "Adjusted Interest Rate") equivalent to two hundred (200) basis points above the then current yield of U.S. Treasury Securities (i) with an asking price closest to par, (ii) paying interest semi-annually, (iii) not a "zero coupon" obligation or an obligation with an optional prepayment, and (iv) having a maturity date closest to the Maturity Date, as such yield is published in the Wall Street Journal on the Adjustment Date (or the next preceding publication date), such yield rate to be applicable regardless of the schedule of interest payments under this Note and such Treasury Security, but in no event shall the Adjusted Interest Rate be less than seven and one-half percent (7.50%) nor greater than eight and one-half percent (8.50%) per annum. If Lender shall so elect to adjust to the Interest Rate, Lender shall so notify Borrower not later than sixty (60) days prior to the Adjustment Date. Borrower shall thereupon have a period of one hundred eighty (180) days from the Adjustment Date in which Borrower may prepay the Loan in full, without prepayment charge or other penalty. If Borrower shall not so prepay the Loan prior to the expiration of such one hundred eighty (180) day period, Borrower shall be deemed to have accepted the Adjusted Interest Rate, and this Note
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shall  continue  in full force and effect in  accordance  with its terms and the
Adjusted Interest Rate. Notwithstanding the election of Borrower to prepay the Loan under this paragraph (b), the Adjusted Interest Rate shall be applicable until the date of such prepayment.

         3.       Monthly Payment; Final Payment.

         (a) The outstanding principal balance and accrued interest under this Note shall be repaid in monthly installments of principal and interest of $23,175.31 (the "Monthly Payments"). The first Monthly Payment shall be due and payable on the first day of September, 1994, and on the first day of each succeeding month; provided, however, that on August 1, 1994, Borrower shall make a payment of the accrued interest from the date of closing of the Loan through and including the last day of July, 1994. If not sooner paid, the entire outstanding principal balance and all accrued and unpaid interest under this Note shall be due and payable on the Maturity Date.

         (b) If the Interest Rate shall be adjusted pursuant to Section 2(b) above, then effective as of the first day of the eleventh (11th) Loan Year, the Monthly Payment shall be adjusted to an amount sufficient to fully amortize the then outstanding principal balance of this Note in equal monthly installments of principal and interest over a period of sixty (60) months at the Adjusted Interest Rate.

          4. Prepayment. (a) Borrower shall not have the right to prepay any principal or interest under this Note for the first three (3) Loan Years of the Loan Term. After the third (3rd) Loan Year, Borrower shall have the right to prepay the entire outstanding principal balance of this Note on the following terms and conditions:

         (1)      Delivery of sixty (60) days prior written notice to Lender;

         (2) Payment of all accrued interest and other charges under this Note and all sums due under all other Loan Documents; and

         (3) Payment of a percentage of the then outstanding principal balance of this Note, as a prepayment charge, during the fourth (4th) Loan Year and thereafter, of two percent (2%).

         (b) Notwithstanding the foregoing, Borrower shall have the right, after the third (3rd) Loan Year, to prepay up to five percent (5%) of the then outstanding principal balance of this Note, on a non-cumulative basis, without prepayment charge, on the due date of any monthly payment, upon first complying with the provisions of clauses (1) and (2) of paragraph (a) above. Borrower shall further have the right to prepay the Loan, including all interest and charges thereunder, in full, without prepayment charge, on the last day of the tenth (10th) Loan Year, even though Lender shall not have exercised its right under Section 1(b) above, upon first giving notice to Lender not later than one hundred eighty (180) days prior to the date of prepayment.

         5. Security. The indebtedness evidenced by this Note is secured by a Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of the date hereof (the "Mortgage") and by a separate Assignment of Leases and Rents dated as of the date hereof, given by Borrower to Lender and encumbering certain real property and improvements located in the City of Overland Park, County of Johnson, State of Kansas (the "Mortgaged Estate"). This Note, the Mortgage, Assignment of Leases and Rents, Environmental Indemnity and any other instruments or documents that evidence or secure the indebtedness under this Note are herein collectively called the "Loan Documents", and the terms of all Loan Documents are incorporated into this Note by reference.

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         6. Late Charge.  If any payment of interest,  principal or other charge or cost under this Note or any other Loan Document is not made within ten (10) days of the date such payment is due and payable (calculated by including the due date), Borrower shall pay to Lender, as liquidated damages by reason of such delay in payment, an amount equal to five percent (5%) of the total amount of such delinquent payment (a "Late Charge"). Any such payment on which a Late Charge is payable shall not be deemed to be have been paid until the Late Charge shall have been paid.

         7. Default Rate. If any payment of interest, principal, premium or other charge or cost under this Note or any other Loan Document is not made within ten (10) days of the date such payment is due and payable (calculated by including the due date), including payment after acceleration of this Note, such delinquent amount shall accrue interest at a rate (the "Default Rate") equal to the lesser of (i) the Interest Rate (as the same may be adjusted from time to time) plus five percent (5%) or (ii) the maximum rate allowed by law, until the date such payment, including any applicable Late Charge, shall be paid in full. Any such payment on which interest at the Default Rate is payable shall not be deemed to have been paid until all interest accrued at the Default Rate shall have been paid.

         8. Events of Default. Each of the following shall be an "Event of Default" under this Note: (i) failure to pay when due any principal, interest or other charge payable under this Note or any other Loan Document within ten (10) days of the date such payment is due and payable (calculated by including the due date); (ii) failure to perform or observe any other covenant or obligation of Borrower under this Note and such default is not completely cured by Borrower within thirty (30) days after notice thereof from Lender specifying such default; or (iii) the occurrence of an "Event of Default" as defined in any other Loan Document or any other default under any other Loan Document which is not cured within the applicable cure period, if any, provided therein.

         9. Remedies. Upon the occurrence of an Event of Default, Lender may, at its option, exercise any one or more of the following remedies: (i) declare the entire unpaid principal balance of this Note, together with all accrued and unpaid interest and any other charges or amounts payable under the Loan Documents, to be immediately due and payable, regardless of the Maturity Date;
(ii) pursue any other rights and remedies of Lender under the Loan Documents, applicable law, or otherwise; and (iii) offset against any amounts payable under this Note any debts or obligations of Lender to Borrower, or any amounts held by Lender on behalf or for the benefit of Borrower.

         10. Reinvestment Fee. If Lender shall exercise its right under Section 9(i) above to accelerate the payment of this Note, then Borrower shall pay to Lender, as a reinvestment fee, an amount equal to ten percent (10%) of the outstanding principal balance of this Note during the first three (3) Loan Years, and thereafter in accordance with the prepayment charge set forth in
Section 4(a) above.

         11. Waiver by Borrower. Borrower and any guarantor or endorser of this Note hereby waive diligence, demand, presentment for payment, notice of nonpayment, protest, notice of dishonor and notice of protest, and specifically consent to and waive notice of any renewals, modifications or extensions of this Note, whether in favor of Borrower or any other person or persons, and hereby waive any defense by reason of extension of time for payment or other indulgence granted by Lender.

         12. No Waiver by Lender. No delay, failure or forbearance on the part of Lender in exercising any right, remedy or privilege under this Note or under any other Loan Document shall affect such right, remedy or privilege, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, remedy or privilege preclude any further exercise thereof or the exercise of any other rights, remedies or

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privileges  under any Loan  Document.  The rights,  remedies and  privileges  of
Lender  hereunder are  cumulative  and not exclusive of any rights,  remedies or
privileges   which   Lender  may  have  and  may  be   exercised   and  enforced
alternatively, successively or concurrently, at the sole discretion of Lender.

         13. Notices. All notices, consents or communications required or permitted to be given under this Note shall be in writing and shall be deemed to have been properly given and received (i) if sent by hand delivery, then upon delivery, (ii) if sent by overnight courier or United States Express Mail, then one (1) day after dispatch, and (iii) if mailed by certified or registered U.S. mail, postage prepaid and return receipt requested, then two (2) days after deposit in the mail. All such notices and communications shall be given (x) to Lender at its address set forth in this Note, and (y) to Borrower at its address set forth in this Note, Attn: Robert D. Regnier (with a copy to Buck, Bohm & Stein, 4601 College Boulevard, Suite 200, Leawood, Kansas 66211-1650), or at such other addresses as either party may designate by notice in accordance with the terms of this paragraph.

         14. Lender's Costs. Borrower and any guarantor or endorser of this Note agree to pay all costs, charges and expenses, including attorneys' fees, to the extent permitted by law, which may be incurred by Lender for the collection of any sums due under the Loan Documents or enforcing any of Lender's rights under the Loan Documents, together with interest on such sums from the date incurred at the Default Rate.

         15. Limited Liability. The liability of Borrower for the repayment of the indebtedness evidenced by this Note and the performance of the Secured Obligations shall be limited to the security given by Borrower and other parties for this Note and other Secured Obligations. Notwithstanding anything to the contrary contained herein, and notwithstanding any delay by Lender in exercising any right, remedy or privilege under any Loan Document, Borrower shall be personally liable beyond its interest in the security granted to Lender to the extent of: (i) any funds received by Borrower or any other person or entity for or on account of Borrower as security deposits under any Leases; (ii) any Rents received or held by Borrower after the occurrence of an Event of Default or any Rents received by Borrower which are prepaid more than one month in advance;
(iii) all condemnation awards and payments and insurance proceeds received by Borrower that have not been applied as required by the terms of the Loan
Documents; (iv) the cost to repair the Mortgaged Estate as a result of a casualty not reimbursed by insurance to the extent that such insurance is required by the terms of the Loan Documents; (v) any liability, damage, cost or expense (including attorneys' fees) incurred by Lender as a result of any fraud, misrepresentation or bad faith by Borrower or any Guarantor; (vi) any liability, damage, cost or expense (including attorneys' fees) incurred by Lender under the terms of the Environmental Indemnity; (vii) any liability, damage, cost or expense (including attorneys' fees) incurred by Lender due to any waste of the Mortgaged Estate by Borrower or Borrower's representatives or tenants; and
(viii) any failure to pay delinquent Taxes. Nothing contained herein shall limit or affect Lender's rights under any guaranty or other collateral which may now or hereafter be given in connection with this Note.

         16.      Miscellaneous.

         (a) This Note shall be governed by and construed in accordance with the laws of the State in which the Mortgaged Estate is located. The terms of this Note are severable, and if any provision, or the application or any provision, shall be declared invalid or unenforceable, the remaining provisions and all other applications of such provisions shall remain in full force and effect, and shall not be impaired in any way.

         (b) This Note may not be amended or modified except by a written agreement signed by Borrower and Lender.

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

         (c) In no event shall payments of interest to Lender exceed the maximum rate or amount permitted to be charged under applicable law. If Lender shall receive any payment that is or would be in excess of the interest or other charge permitted to be charged under applicable law, the portion of any such payment received by Lender in excess of the maximum interest permitted by law shall be credited to the principal balance of the Loan.

         (d) Whenever used herein, the terms "Borrower" and "Lender" shall also mean, to the extent applicable, the heirs, successors, legal representatives and assigns of Borrower and Lender, and the term "including" shall mean "including, without limitation." Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings as set forth in the Mortgage.

         (e) Time is of the essence of this Note.

         (f) This Note and every covenant and agreement herein contained shall be jointly and severally binding upon each party or entity executing this Note as or on behalf of Borrower and its and their heirs, successors, legal representatives and assigns, and shall inure to the benefit of Lender and its successors and assigns.

                                  BLUE VALLEY BUILDING CORP.,
                                  a Kansas corporation

ATTEST:  [SEAL]                   By:  /s/ Robert D. Regnier
                                       Robert D. Regnier, President

By:      Patricia L. Day
         Secretary

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